Exhibit 32-9

CERTIFICATION OF PERIODIC REPORT

I, Anthony F. Earley, Jr., Chairman and Chief Executive Officer of Michigan Consolidated Gas Company (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge and belief:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 4, 2004	/s/ ANTHONY F. EARLEY, JR. Anthony F. Earley, Jr. Chairman and Chief Executive Officer of Michigan Consolidated Gas Company

A signed original of this written statement required by Section 906 has been provided to Michigan Consolidated Gas Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.